Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT REPORTS FISCAL 2022 SECOND-QUARTER FINANCIAL RESULTS;

REVISES DOWN FULL-YEAR GUIDANCE

•	Q2 Business and Financial Highlights:

•	Net Sales were $86.5 Million
•	Negative Adjusted EBITDA was $1.0 Million
•	Cash in Excess of $98 Million at December 31
•	November 2021 Restructuring Plan Initiatives On Track
▪	Biosimilar Insulin Glargine IND Application Cleared by FDA, Clinical Trial On Track to Commence Next Month
▪	FDA Feedback on Pending Generic Advair Diskus® ANDA Expected This Month

Trevose, PA – February 3, 2022 – Lannett Company, Inc. (NYSE: LCI) today reported financial results for its fiscal 2022 second quarter ended December 31, 2021.

“For the quarter, ongoing and increasing competitive pricing pressure across our product offering negatively impacted net sales and gross margin,” said Tim Crew, chief executive officer of Lannett. “While we anticipate this pricing environment to persist over the near term, we continue to execute on our core strategies to build our product pipeline, advance our durable insulin and respiratory assets and reduce costs throughout the organization. We also continue to maintain a solid cash position, which was more than $98 million at December 31, 2021.

“Last month, the FDA completed its safety review of the Investigational New Drug (IND) application for our biosimilar insulin glargine and concluded that we may proceed with the proposed clinical investigation. We expect the pivotal clinical trial to commence next month and be completed by early next year. If the trial is successful, we would anticipate filing the Biologics License Application (BLA) shortly thereafter and potentially launching the product by early 2024, if approved by the FDA. Regarding the pending Abbreviated New Drug Application (ANDA) for our generic Advair Diskus® product, we expect to receive feedback from the FDA later this month.

“Looking ahead, we have revised our guidance down to reflect, in part, a targeted product optimization effort, a delay in the expected launch of a key product, fewer new supply requests anticipated for the balance of this year, as well as the previously mentioned competitive environment for a number of our oral generic products.”

Restructuring, Cost Reduction Initiatives - Update

In November 2021, the company announced a restructuring plan to further optimize operations, improve efficiencies and reduce costs to improve competitiveness. The plan is expected to be largely completed by the end of the current fiscal year and generate approximately $20 million of cost savings annually. Thus far, the company has completed the restructuring of its R&D function and targeted headcount reductions.

Second Quarter Financial Results: Fiscal 2022 vs Fiscal 2021

GAAP basis:

•	Net sales were $86.5 million compared with $133.9 million
•	Gross profit was $5.7 million, or 7% of net sales. This compares with $0.8 million, or 1% of net sales, which included a $23.2 million inventory write down and $5.0 million to expense the cost to renew a product distribution contract
•	Asset impairment charges primarily related to the November 2021 Restructuring Plan and ongoing competitive pressure were $49.4 million. Asset impairment charges were $198.0 million in last year’s second quarter
•	Net loss was $81.1 million, or $2.01 per share, compared with $171.9 million, or $4.36 per share

Non-GAAP basis:

•	Net sales were $86.5 million compared with $133.9 million
•	Adjusted gross profit was $9.7 million, or 11% of net sales, compared with $31.1 million, or 23% of net sales
•	Adjusted interest expense increased to $12.9 million from $10.5 million
•	Adjusted net loss was $15.9 million, or $0.39 per share, versus adjusted net income of $3.2 million, or $0.08 per diluted share
•	Negative adjusted EBITDA was $1.0 million versus adjusted EBITDA of $24.0 million

Guidance for Fiscal 2022

Based on its current outlook, the company revised guidance for fiscal year 2022, as follows:

	GAAP	Adjusted*
Net sales	$335 million to $360 million, down from $370 million to $400 million	$335 million to $360 million, down from $370 million to $400 million
Gross margin %	Approximately 10% to 11%, down from approximately 15% to 17%	Approximately 14% to 15%, down from approximately 19% to 21%
R&D expense	$23 million to $26 million, down from $25 million to $28 million	$23 million to $26 million, down from $25 million to $28 million
SG&A expense	$66.5 million to $69.5 million, up from $64 million to $67 million	$55 million to $58 million, unchanged
Restructuring expense	$3 million to $4 million	$--
Asset impairment	$49.4 million	$--
Interest and other	Approximately $58 million, unchanged	Approximately $52 million, unchanged
Effective tax rate	Approximately 0% to 5%, unchanged	Approximately 23% to 24%, up from 22% to 23%
Adjusted EBITDA	N/A	$0 to $8 million, down from $22 million to $32 million
Capital expenditures	$10 million to $14 million, unchanged	$10 million to $14 million, unchanged

*A reconciliation of Adjusted amounts to most directly comparable GAAP amounts can be found in the attached financial tables.

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for its fiscal 2022 second quarter ended December 31, 2021. The conference call will be available to interested parties by dialing 888-771-4371 from the U.S. or Canada, or 847-585-4405 from international locations, passcode 50278391. The call will be broadcast via the Internet at www.lannett.com. Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance, regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures

This news release contains references to Non-GAAP financial measures, including Adjusted EBITDA, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). Management uses these measures internally for evaluating its operating performance. The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business. Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods. The Company also believes that including Adjusted EBITDA is appropriate to provide additional information to investors. Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP.

Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included with this release.

Non-GAAP financial measures exclude, among others, the effects of (1) amortization of purchased intangibles and other purchase accounting entries, (2) restructuring expenses, (3) asset impairment charges, (4) non-cash interest expense, as well as (5) certain other items considered unusual or non-recurring in nature.

ADVAIR DISKUS® is a registered trademark of GlaxoSmithKline.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications – see financial schedule below for net sales by medical indication. For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Any such statements, including, but not limited to, the timing related to commencing and successfully completing the pivotal clinical trial, filing the Biologics License Application and successfully launching biosimilar insulin glargine; timing related to receiving FDA approval and successfully launching generic Advair Diskus; the potential material impact of COVID-19 on future financial results; successfully reducing expenses as a result of the restructuring and achieving the financial metrics stated in the company’s revised guidance for fiscal 2022, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, including acquired products, and Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time. These forward-looking statements represent the company's judgment as of the date of this news release. The company disclaims any intent or obligation to update these forward-looking statements.

# # #

FINANCIAL SCHEDULES FOLLOW

LANNETT COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	(Unaudited)
	December 31, 2021	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$98,635	$93,286
Accounts receivable, net	66,275	98,834
Inventories	105,779	109,545
Income taxes receivable	35,847	35,050
Assets held for sale	12,733	2,678
Other current assets	15,345	14,170
Total current assets	334,614	353,563
Property, plant and equipment, net	143,104	166,674
Intangible assets, net	90,972	137,835
Operating lease right-of-use asset	10,227	10,559
Other assets	16,020	15,106
TOTAL ASSETS	$594,937	$683,737

LIABILITIES
Current liabilities:
Accounts payable	$25,988	$29,585
Accrued expenses	11,206	13,077
Accrued payroll and payroll-related expenses	9,606	10,680
Rebates payable	25,205	19,025
Royalties payable	10,687	13,779
Restructuring liability	620	8
Current operating lease liabilities	2,054	2,045
Other current liabilities	3,885	2,270
Total current liabilities	89,251	90,469
Long-term debt, net	603,484	590,683
Long-term operating lease liabilities	10,554	11,047
Other liabilities	17,808	19,009
TOTAL LIABILITIES	721,097	711,208

STOCKHOLDERS' DEFICIT
Common stock ($0.001 par value, 100,000,000 shares authorized; 42,053,623 and 40,913,148 shares issued; 40,500,320 and 39,576,606 shares outstanding at December 31, 2021 and June 30, 2021, respectively)	42	41
Additional paid-in capital	360,765	355,239
Accumulated deficit	(468,193)	(364,766)
Accumulated other comprehensive loss	(519)	(548)
Treasury stock (1,553,303 and 1,336,542 shares at December 31, 2021 and June 30, 2021, respectively)	(18,255)	(17,437)
Total stockholders' deficit	(126,160)	(27,471)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$594,937	$683,737

LANNETT COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except share and per share data)

	Three months ended		Six months ended
	December 31,		December 31,
	2021	2020	2021	2020
Net sales	$86,508	$133,920	$188,033	$260,399
Cost of sales	76,990	124,488	157,998	216,675
Amortization of intangibles	3,808	8,657	7,804	17,246
Gross profit	5,710	775	22,231	26,478
Operating expenses:
Research and development expenses	4,747	5,644	10,511	12,183
Selling, general and administrative expenses	18,791	13,730	37,696	28,866
Restructuring expenses	891	-	891	4,043
Asset impairment charges	49,361	198,000	49,361	198,000
Total operating expenses	73,790	217,374	98,459	243,092
Operating loss	(68,080)	(216,599)	(76,228)	(216,614)
Other income (expense):
Investment income	46	43	80	88
Interest expense	(14,430)	(13,496)	(28,654)	(27,982)
Other	11	28	(51)	5
Total other expense	(14,373)	(13,425)	(28,625)	(27,889)
Loss before income tax	(82,453)	(230,024)	(104,853)	(244,503)
Income tax benefit	(1,368)	(58,076)	(1,426)	(66,056)
Net loss	$(81,085)	$(171,948)	$(103,427)	$(178,447)

Loss per common share (1):
Basic	$(2.01)	$(4.36)	$(2.58)	$(4.55)
Diluted	$(2.01)	$(4.36)	$(2.58)	$(4.55)

Weighted average common shares outstanding (1):
Basic	40,358,127	39,443,441	40,142,974	39,257,211
Diluted	40,358,127	39,443,441	40,142,974	39,257,211

(1) Effective with the Warrants issued on April 22, 2021, the basic and diluted earnings per share was calculated based on the two-class method.

LANNETT COMPANY, INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)
(In thousands, except percentages, share and per share data)

Six months ended December 31, 2021

	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Restructuring expenses	Asset impairment charges	Operating loss	Other expense	Loss before income tax	Income tax benefit	Net loss	Diluted loss per share (j)
GAAP Reported	$188,033	$157,998	$7,804	$22,231	12%	$10,511	$37,696	$891	$49,361	$(76,228)	$(28,625)	$(104,853)	$(1,426)	$(103,427)	$(2.58)
Adjustments:
Amortization of intangibles (a)	-	-	(7,804)	7,804		-	-	-	-	7,804	-	7,804	-	7,804
Cody API business (b)	-	(50)	-	50		(6)	(270)	-	-	326	-	326	-	326
Depreciation on capitalized software costs (c)	-	-	-	-		-	(2,102)	-	-	2,102	-	2,102	-	2,102
Restructuring expenses (d)	-	-	-	-		-	-	(891)	-	891	-	891	-	891
Distribution agreement renewal costs (e)	-	-	-	-		-	(219)	-	-	219	-	219	-	219
Asset impairment charges (f)	-	-	-	-		-	-	-	(49,361)	49,361	-	49,361	-	49,361
Non-cash interest (g)	-	-	-	-		-	-	-	-	-	2,959	2,959	-	2,959
Other (h)	-	(177)	-	177		(1)	(5,944)	-	-	6,122	-	6,122	-	6,122
Tax adjustments (i)	-	-	-	-		-	-	-	-	-	-	-	(7,162)	7,162

Non-GAAP Adjusted	$188,033	$157,771	$-	$30,262	16%	$10,504	$29,161	$-	$-	$(9,403)	$(25,666)	$(35,069)	$(8,588)	$(26,481)	$(0.66)

(a)	To exclude amortization of purchased intangible assets primarily related to the acquisition of KUPI
(b)	To exclude the operating results of the ceased Cody API business
(c)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(d)	To exclude expenses associated with the 2021 Restructuring Plan
(e)	To exclude the consideration recorded to renew the Company's distribution agreement with Recro Gainesville LLC
(f)	To exclude asset impairment charges primarily related to the KUPI product rights intangible assets and the facility and certain equipment at Silarx in Carmel, NY
(g)	To exclude non-cash interest expense associated with debt issuance costs
(h)	To primarily exclude the reimbursement of legal costs associated with a distribution agreement, one-time employee retention awards and separation costs related to the Company's former Chief Information Officer
(i)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(j)	The weighted average share number for the six months ended December 31, 2021 is 40,142,974 for GAAP and non-GAAP loss per share calculations.

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Six months ended December 31, 2020
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Restructuring expenses	Asset impairment charges	Operating income (loss)	Other loss	Income (loss) before income tax	Income tax expense (benefit)	Net income (loss)	Diluted earnings (loss) per share (k)
GAAP Reported	$260,399	$216,675	$17,246	$26,478	10%	$12,183	$28,866	$4,043	$198,000	$(216,614)	$(27,889)	$(244,503)	$(66,056)	$(178,447)	$(4.55)
Adjustments:
Amortization of intangibles (a)	-	-	(17,246)	17,246		-	-	-	-	17,246	-	17,246	-	17,246
Cody API business (b)	-	(158)	-	158		(5)	(455)	-	-	618	-	618	-	618
Depreciation on capitalized software costs (c)	-	-	-	-		-	(2,102)	-	-	2,102	-	2,102	-	2,102
Restructuring expenses (d)	-	-	-	-		-	-	(4,043)	-	4,043	-	4,043	-	4,043
Asset impairment charges (e)	-	-	-	-		-	-	-	(198,000)	198,000	-	198,000	-	198,000
Write-downs for excess and obsolete inventory (f)	-	(16,623)	-	16,623		-	-	-	-	16,623	-	16,623		16,623
Distribution agreement renewal costs (g)	-	(4,966)	-	4,966		-	-	-	-	4,966	-	4,966		4,966
Non-cash interest (h)	-	-	-	-		-	-	-	-	-	6,250	6,250	-	6,250
Other (i)	-	-	-	-		-	(1,504)	-	-	1,504	-	1,504	-	1,504
Tax adjustments (j)	-	-	-	-		-	-	-	-	-	-	-	67,453	(67,453)

Non-GAAP Adjusted	$260,399	$194,928	$-	$65,471	25%	$12,178	$24,805	$-	$-	$28,488	$(21,639)	$6,849	$1,397	$5,452	$0.13

(a)	To exclude amortization of purchased intangible assets primarily related to the acquisition of KUPI
(b)	To exclude the operating results of the ceased Cody API business
(c)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(d)	To exclude the costs associated with the decommissioning and shutdown of the Philadelphia manufacturing and distribution sites
(e)	To exclude the federally mandated branded prescription drug fee related to Levothyroxine, a product the Company no longer sells
(f)	To exclude write-downs for excess and obsolete inventory related to the discontinuance of certain product lines
(g)	To exclude the consideration recorded to renew the Company's distribution agreement with Recro Gainesville LLC
(h)	To exclude non-cash interest expense associated with debt issuance costs
(i)	To primarily exclude the reimbursement of legal costs associated with a distribution agreement
(j)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(k)	The weighted average share number for the six months ended December 31, 2020 is 39,257,211 for GAAP and 40,915,504 for the non-GAAP earnings (loss) per share calculations

Three months ended December 31, 2021
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Restructuring expenses	Asset impairment charges	Operating loss	Other expense	Loss before income tax	Income tax benefit	Net loss	Diluted loss per share (i)
GAAP Reported	$86,508	$76,990	$3,808	$5,710	7%	$4,747	$18,791	$891	$49,361	$(68,080)	$(14,373)	$(82,453)	$(1,368)	$(81,085)	$(2.01)
Adjustments:
Amortization of intangibles (a)	-	-	(3,808)	3,808		-	-	-	-	3,808	-	3,808	-	3,808
Cody API business (b)	-	(17)	-	17		-	(257)	-	-	274	-	274	-	274
Depreciation on capitalized software costs (c)	-	-	-	-		-	(1,051)	-	-	1,051	-	1,051	-	1,051
Restructuring expenses (d)	-	-	-	-		-	-	(891)	-	891	-	891	-	891
Asset impairment charges (e)	-	-	-	-		-	-	-	(49,361)	49,361	-	49,361	-	49,361
Non-cash interest (f)	-	-	-	-		-	-	-	-	-	1,520	1,520	-	1,520
Other (g)	-	(177)	-	177		(1)	(3,525)	-	-	3,703	-	3,703	-	3,703
Tax adjustments (h)	-	-	-	-		-	-	-	-	-	-	-	(4,588)	4,588

Non-GAAP Adjusted	$86,508	$76,796	$-	$9,712	11%	$4,746	$13,958	$-	$-	$(8,992)	$(12,853)	$(21,845)	$(5,956)	$(15,889)	$(0.39)

(a)	To exclude amortization of purchased intangible assets primarily related to the acquisition of KUPI
(b)	To exclude the operating results of the ceased Cody API business
(c)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(d)	To exclude expenses associated with the 2021 Restructuring Plan
(e)	To exclude asset impairment charges primarily related to the KUPI product rights intangible assets and the facility and certain equipment at Silarx in Carmel, NY
(f)	To exclude non-cash interest expense associated with debt issuance costs
(g)	To primarily exclude the reimbursement of legal costs associated with a distribution agreement, one-time employee retention awards and separation costs related to the Company's former Chief Information Officer
(h)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(i)	The weighted average share number for the three months ended December 31, 2021 is 40,358,127 for GAAP and non-GAAP loss per share calculations.

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Three months ended December 31, 2020
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Restructuring expenses	Operating income (loss)	Other expense	Income (loss) before income tax	Income tax expense (benefit)	Net income (loss)	Diluted earnings (loss) per share (j)
GAAP Reported	$133,920	$124,488	$8,657	$775	1%	$5,644	$13,730	$198,000	$(216,599)	$(13,425)	$(230,024)	$(58,076)	$(171,948)	$(4.36)
Adjustments:
Amortization of intangibles (a)	-	-	(8,657)	8,657		-	-	-	8,657	-	8,657	-	8,657
Cody API business (b)	-	(84)	-	84		(3)	(28)	-	115	-	115	-	115
Depreciation on capitalized software costs (c)	-	-	-	-		-	(1,051)	-	1,051	-	1,051	-	1,051
Asset impairment charges (d)	-	-	-	-		-	-	(198,000)	198,000	-	198,000	-	198,000
Write-downs for excess and obsolete inventory (e)	-	(16,623)	-	16,623		-	-	-	16,623	-	16,623	-	16,623
Distribution agreement renewal costs (f)	-	(4,966)	-	4,966		-	-	-	4,966	-	4,966	-	4,966
Non-cash interest (g)	-	-	-	-		-	-	-	-	2,973	2,973	-	2,973
Other (h)	-	-	-	-		-	(553)	-	553	-	553	-	553
Tax adjustments (i)	-	-	-	-		-	-	-	-	-	-	57,784	(57,784)

Non-GAAP Adjusted	$133,920	$102,815	$-	$31,105	23%	$5,641	$12,098	$-	$13,366	$(10,452)	$2,914	$(292)	$3,206	$0.08

(a)	To exclude amortization of purchased intangible assets primarily related to the acquisition of KUPI
(b)	To exclude the operating results of the ceased Cody API business
(c)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(d)	To exclude asset impairment charges primarily related to the KUPI product rights intangible assets
(e)	To exclude write-downs for excess and obsolete inventory related to the discontinuance of certain product lines
(f)	To exclude the consideration recorded to renew the Company's distribution agreement with Recro Gainesville LLC
(g)	To exclude non-cash interest expense associated with debt issuance costs
(i)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(j)	The weighted average share number for the three months ended December 31, 2020 is 39,443,441 for GAAP and 41,074,706 for the non-GAAP earnings (loss) per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)

($ in thousands)

Three months ended
December 31, 2021

Net loss	$(81,085)

Interest expense	14,430
Depreciation and amortization	9,286
Income tax benefit	(1,368)
EBITDA	(58,737)

Share-based compensation	2,309
Inventory write-down	1,215
Asset impairment charges (a)	49,361
Investment income	(46)
Other non-operating expense	(11)
Restructuring expenses	891
Reimbursement of legal costs (b)	2,900
Other (c)	1,077
Adjusted EBITDA (Non-GAAP)	$(1,041)

(a)	To exclude asset impairment charges primarily related to the KUPI product rights intangible assets and the facility and certain equipment at Silarx in Carmel, NY
(b)	To exclude the reimbursement of legal costs associated with a distribution agreement
(c)	To primarily exclude one-time employee retention awards and separation costs related to the Company's former Chief Information Officer

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

($ in millions)

	Fiscal Year 2022 Guidance
				Non-GAAP
	GAAP	Adjustments		Adjusted
Net sales	$335 - $360	-		$335 - $360
Gross margin percentage	approx. 10% to 11%	4%	(a)	approx. 14% to 15%
R&D expense	$23 - $26	-		$23 - $26
SG&A expense	$66.5 - $69.5	($11.5)	(b)	$55 - $58
Restructuring expense	$3 - $4	($3 - $4)	(c)	-
Asset impairment charges	$49.4	($49.4)	(d)	-
Interest and other	approx. $58	($6)	(e)	approx. $52
Effective tax rate	approx. 0% to 5%	-		approx. 23% to 24%
Adjusted EBITDA	N/A	N/A		$0 - $8
Capital expenditures	$10 - $14	-		$10 - $14

(a)	The adjustment primarily reflects amortization of purchased intangible assets related to the acquisition of Kremers Urban Pharmaceuticals, Inc. ("KUPI")
(b)	The adjustment primarily excludes depreciation on previously capitalized software integration costs associated with the KUPI acquisition and the reimbursement of legal costs associated with a distribution agreement
(c)	To exclude expenses associated with the 2021 Restructuring Plan
(d)	To exclude asset impairment charges primarily related to the KUPI product rights intangible assets and the facility and certain equipment at Silarx in Carmel, NY
(e)	The adjustment reflects non-cash interest expense associated with debt issuance costs

LANNETT COMPANY, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)

($ in millions)

	Fiscal Year 2022 Guidance
	Low	High
Net loss	$(166.4)	$(158.0)

Interest expense	58.0	58.0
Depreciation and amortization	34.0	36.0
Income taxes	-	(8.0)
EBITDA	(74.4)	(72.0)

Share-based compensation	9.0	9.0
Inventory write-down	7.0	8.0
Asset impairment charges (a)	49.4	49.4
Restructuring expenses (b)	3.0	4.0
Reimbursement of legal costs (c)	5.0	7.0
Other (d)	1.0	2.6
Adjusted EBITDA (Non-GAAP)	$-	$8.0

(a)	To exclude asset impairment charges primarily related to the KUPI product rights intangible assets and the facility and certain equipment at Silarx in Carmel, NY
(b)	To exclude expenses associated with the 2021 Restructuring Plan
(c)	To exclude the reimbursement of legal costs associated with a distribution agreement
(d)	To primarily exclude one-time employee retention awards and separation costs related to the Company's former Chief Information Officer

LANNETT COMPANY, INC.

NET SALES BY MEDICAL INDICATION

	Three months ended		Six months ended
($ in thousands)	December 31,		December 31,
Medical Indication	2021	2020	2021	2020
Analgesic	$3,919	$3,572	$9,233	$6,692
Anti-Psychosis	2,095	13,317	5,810	26,345
Cardiovascular	9,753	16,336	23,853	36,050
Central Nervous System	22,340	24,614	45,125	47,139
Endocrinology	8,297	9,496	16,142	12,729
Gastrointestinal	14,023	18,575	29,263	35,675
Infectious Disease	6,520	23,044	19,035	44,976
Migraine	4,446	6,083	9,131	15,773
Respiratory/Allergy/Cough/Cold	1,868	2,267	4,982	3,693
Urinary	1,164	1,361	2,340	2,819
Other	9,111	8,410	18,287	16,044
Contract Manufacturing revenue	2,972	6,845	4,832	12,464
Net Sales	$86,508	$133,920	$188,033	$260,399